                                                                     Exhibit 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsors and Trustee of
Defined Asset Funds
Government Securities Income Fund--
U.S. Government Zero Coupon Bond Series--3 and 8


We consent to the use in this Post-Effective Amendment No. 16 to Registration Statement Nos. 33-26716 and 333-36109 of our opinion dated June 16, 2005 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Trusts Work--Independent Registered Public Accounting Firm" in such Prospectus.



DELOITTE & TOUCHE LLP
New York, N.Y.
July 22, 2005